UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2025

Date of Report (Date of earliest event reported)

TEN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Wheeler Way Langhorne, PA	19047
(Address of Principal Executive Offices)	(Zip Code)

1.800.909.9598

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

TEN Holdings, Inc. (the “Company”) is filing an amendment to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 1, 2025 (the “Original Form 8-K”) to correct an inadvertent omission contained therein regarding Item 5.02.

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Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Form 8-K, the Company’s board of directors (the “Board”) appointed Mr. Virgilio D. Torres (“Mr. Torres”), to serve as the new Chief Financial Officer of the Company, with effect from June 30, 2025.

This amendment to the Original Form 8-K is being filed solely to add that the Board also appointed Mr. Torres to serve as a director of the Company, with effect from June 30, 2025. Upon his appointment to the Board, Mr. Torres has joined the audit committee of the Board as a member.

There is no arrangement or understanding between Mr. Torres and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Torres and any of the Company’s other directors or executive officers. To the best knowledge of the Company, there are no transactions in which the Company was or is to be a participant and in which Mr. Torres or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K.

Mr. Torres will not receive compensation for his service as a director in addition to the compensation for his service as the Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN Holdings, Inc.

Date: August 7, 2025	By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
Chief Executive Officer and Director

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